UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 25, 2008 (November 21, 2008)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02. Unregistered Sales of Equity Securities.

On November 21, 2008, pursuant to an agreement signed and completed on that date, the holders of the 2,000,000 authorized and outstanding 7.875% Series D Cumulative Redeemable Preferred Units of Essex Portfolio,  L. P. exchanged those Units for 363,000 shares of Common Stock of Essex Property Trust, Inc. and $10 million plus accrued unpaid dividends.  The offer and sale of the 363,000 shares was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 4(2) of that Act for a transaction not involving a public offering and upon Rule 506 of Regulation D under that Act.  Each investor represented in writing that it is an “accredited investor” as defined in Regulation D, and no general solicitation occurred in this privately negotiated transaction with institutional investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2008	ESSEX PROPERTY TRUST, INC.

	By:	/s/ Michael T. Dance
Michael T. Dance
Senior Executive Vice President & Chief Financial Officer